UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On October 1, 2013, Republic Airways Holdings Inc. (the "Company") announced that it had entered into a stock purchase agreement to sell Frontier Airlines Holdings, Inc. ("Frontier") to an affiliate of Indigo Partners LLC.

Consummation of the transaction was subject to the buyer reaching agreements with the Association of Flight Attendants and FAPAInvest LLC by no later than October 31, 2013, as well as agreement and documentation of certain other third party commercial agreements (collectively, the “Interim Conditions”). Prior to the amendment referred to below, the purchase agreement provided that it could be terminated by the buyer on or prior to November 4, 2013 if, as of October 31, 2013, the Interim Conditions had not been satisfied.

On November 4, 2013, the purchase agreement was amended to allow further negotiations by the buyer with certain third parties related to the Interim Conditions. The date of November 4, 2013 set forth above has been replaced with November 6, 2013. On November 6, 2013, Indigo informed the company that it had satisfied or waived certain key conditions to close under the transaction. The company expects the transaction to close later this month.

Item 2.02    Results of Operations and Financial Condition.

On November 6, 2013, the Company announced its results of operations for the quarter ended September 30, 2013. A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (GAAP). The non-GAAP financial measures included in the press release for certain periods are adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, EBITDAR and adjusted EBITDAR from continuing operations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that these non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another. Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analysis of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliations. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Item 9.01    Financial Statements and Exhibits .

(d)    Exhibits.

99.1    Press Release of Republic Airways Holdings Inc. issued on November 6, 2013, relating to its third quarter 2013 results.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Senior Vice President and Chief Financial Officer

Dated: November 7, 2013

EXHIBIT INDEX
Exhibit Number    Description
99.1    Press Release of Republic Airways Holdings Inc. issued on November 6, 2013, relating to its third quarter 2013 results.